UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2015

Bitcoin Shop, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55141	90-1096644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 N Moore St, Suite 700 Arlington, VA	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 764-1084

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01 Entry Into A Material Definitive Agreement.

On July 2, 2015, Bitcoin Shop, Inc. (the “Company”) entered into Option Cancellation and Release Agreements (each, a “Cancellation Agreement”) with each of Charles Allen, its Chief Executive Officer, Chief Financial Officer and Chairman, and Michal Handerhan, its Chief Operating Officer and corporate secretary (collectively, the “Company Option Holders”) pursuant to which Mr. Allen and Mr. Handerhan agreed to return to the Company for cancellation, options to purchase up to 9,500,000 and 2,950,000 shares respectively (or 12,450,000 shares in the aggregate) of the Company’s common stock, par value $0.001 per share, with an exercise price of $0.10.

The foregoing description of the Cancellation Agreements is not complete and is qualified in its entirety by reference to the full text of each Cancellation Agreement, copies of which are filed as Exhibit 10.1 and 10.2 to this report and which are incorporated by reference herein.

ITEM 7.01 Regulation FD Disclosure.

The Company, made available on its website (investors.btcs.com) a power point presentation, in the form attached hereto as Exhibit 99.1, and which is incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits. The following exhibits are filed with this Report:

Exhibit Number	Description

10.1	Option Cancellation and Release Agreement between Bitcoin Shop, Inc. and Charles Allen

10.2	Option Cancellation and Release Agreement between Bitcoin Shop, Inc. and Michal Handerhan

99.1	Bitcoin Shop, Inc. Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITCOIN SHOP INC.

Dated: July 7, 2015	By:	/s/ Charles W. Allen
Charles W. Allen
Chief Executive Officer